Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-211836 and 333-213520) and Forms S-8 (333-146431, 333-153661, 333-165123, 333-167428, 333-196956, 333-209825 and 333-209864) of Activision Blizzard, Inc. of our report dated February 27, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 27, 2018